GEODYNE ENERGY INCOME PROGRAMS
2001 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)



                                                                       CASH DISTRIBUTIONS PER UNIT
                                                                       ---------------------------

                                                         2000 YEAR-END             CUMULATIVE
          FORMATION    UNIT   2001 YEAR END PER UNIT      ESTIMATED        2001    DISTRIBUTIONS
P/SHIP      DATE       SIZE   ESTIMATED VALUATION(2)     VALUATION(2)      TOTAL   THRU 12/31/2001
--------  ----------  -------------------------------    -------------   ----------------------

  I-D     03/04/86    $1,000         $232.62               $660.58         $111.05   $2,211.93
  I-E     09/10/86    $1,000         $203.73               $614.49         $111.02   $1,513.42
  I-F     12/16/86    $1,000         $197.88               $601.48          $86.03   $1,428.38



(1)  This chart must be read in  connection  with the letter  dated  January 28,
     2002,  providing  important   assumptions  and  other  information  on  the
     methodology used to calculate these estimates.

(2) 2001 Year-End estimates use $16.75 per barrel of oil and $2.65 per thousand cubic feet ("MCF") of gas compared to $27.52 per barrel and $6.03 per MCF of gas for the 2000 Year-End estimates.